QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
HILTON HOTELS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WORLD HEADQUARTERS
9336 CIVIC CENTER DRIVE
BEVERLY HILLS, CALIFORNIA 90210

        The 2003 annual meeting of stockholders of Hilton Hotels Corporation will be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California 91202, on Thursday, May 22, 2003, at 11:00 a.m., local time, for the following purposes:

  (1)
  To elect four directors to the Board of Directors;

  (2)
  To ratify the appointment of Ernst & Young LLP to serve as auditors for Hilton for 2003; and

  (3)
  To transact any other business which may properly come before the meeting.

        Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be at the annual meeting, you are urged to return your proxy by one of the following methods:

  •
  Complete, sign and date the enclosed proxy card and return it as promptly as possible in the envelope provided;

  •
  Use the toll free telephone number as described on the enclosed proxy card; or

  •
  Use the internet voting site as described on the proxy card.

        Only stockholders of record at the close of business on March 24, 2003 are entitled to notice of and to vote at the meeting, or any adjournments of the meeting. A complete list of such stockholders will be available for examination at our offices in Beverly Hills, California and at the Hilton Glendale, during normal business hours by any stockholder for any purpose germane to the annual meeting, for a period of ten days prior to the meeting.

By Order of the Board of Directors,
MADELEINE A. KLEINER Executive Vice President, General Counsel and Corporate Secretary

Beverly Hills, California April 10, 2003

HILTON HOTELS CORPORATION
9336 CIVIC CENTER DRIVE
BEVERLY HILLS, CALIFORNIA 90210

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why Did I Receive This Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because the Company's Board of Directors is soliciting your proxy to be used at the annual meeting of stockholders on May 22, 2003, at 11:00 a.m., local time, at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California 91202, or at any adjournment of the meeting. This proxy statement summarizes the information you need to know to vote on an informed basis. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about April 10, 2003.

Who Can Vote?

        You are entitled to vote if you owned the Company's common stock on the record date, which is the close of business on March 24, 2003. Each share of the Company's common stock that you own entitles you to one vote.

How Many Shares Of Voting Stock Are Outstanding?

        On the record date, there were 376,656,022 shares of the Company's common stock outstanding. Common stock is our only class of voting stock.

What Am I Voting On?

1.
The election of four nominees to serve on our Board of Directors:

•
Peter M. George

•
Barron Hilton

•
Robert L. Johnson

•
Sam D. Young

2.
The ratification of Ernst & Young LLP as our auditors for 2003.

How Does The Board Of Directors Recommend I Vote On The Proposals?

        The Board of Directors recommends a vote FOR each of the Board's nominees for director and FOR the ratification of Ernst & Young LLP as our independent auditors for 2003.

How Do I Vote?

        To vote by proxy you should either:

  •
  Complete, sign and date the enclosed proxy card and return it promptly in the prepaid envelope provided;

  •
  Call the toll free number on the proxy card and follow the telephonic procedures for delivering your proxy; or

  •
  Visit the website shown on the proxy card and follow the instructions indicated on the proxy card for delivering your proxy via the internet.

        To vote in person, you may attend the meeting and cast your vote in person.

        The telephonic and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which the Company believes comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

May I Revoke My Proxy?

        You may revoke your proxy at any time before it is voted in either of the following ways:

  •
  You may submit another proxy card with a later date or another telephonic or internet proxy at a later date; or

  •
  You may notify the Secretary of the Company in writing before your proxy is voted that you have revoked your proxy.

If I Plan To Attend The Meeting, Should I Still Vote By Proxy?

        Whether you plan to attend the meeting or not, we urge you to vote by proxy. Returning the proxy card or submitting your proxy through the telephonic or internet voting procedures will not affect your right to attend the meeting, and your proxy will not be used if you are personally present at the meeting and inform the Secretary in writing prior to the voting that you wish to vote your shares in person.

How Will My Proxy Get Voted?

        If you properly fill in your proxy card and send it to us or properly deliver your proxy by telephone or internet, your proxy holder (one of the individuals named on your proxy card) will vote your shares as you have directed. Under the rules of the New York Stock Exchange, if your broker is a member of the exchange and holds your shares in its name, the broker may vote your shares on Proposals 1 and 2 if it does not receive instructions from you. If you sign the proxy card but do not make specific choices, the proxy holder will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of all nominees for director; and

  •
  "FOR" ratification of the selection of independent auditors for 2003.

What Constitutes A Quorum?

        A quorum is the presence at the meeting of a number of shares, which are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. There must be a quorum for the transaction of business at the meeting. If you submit a properly executed proxy card or a telephonic or internet proxy, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

What Vote Is Required To Approve Proposals?

        Directors are elected by a plurality of the shares voting at the meeting. If you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy, your vote will not count either "for" or "against" the nominee. A "broker non-vote" will also have no effect on the outcome.

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the selection of independent auditors and for any other action that may properly come before the meeting. Abstentions will have the same effect as a vote "against" this proposal and "broker non-votes" will not be counted in determining whether the proposal has been approved.

How Will Voting On Any Other Business Be Conducted?

        Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your returned proxy gives authority to proxy holders to vote on these matters in their discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS

        The following table sets forth the names and addresses of all persons who beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of common stock on March 24, 2003. The following table also sets forth, as of March 24, 2003, the beneficial ownership of the Company's common stock by:

  •
  each director and director nominee;

  •
  the chief executive officer and the four other most highly compensated executive officers for the year ended December 31, 2002 (the "Named Officers"); and

  •
  all directors and executive officers of the Company as a group.

Name and Address of Owner	Common Stock		Approximate Percent of Outstanding Common Stock
Barron Hilton 9336 Civic Center Drive Beverly Hills, California 90210	23,454,914	(1)	6.2
Southeastern Asset Management, Inc 6410 Poplar Ave., Suite 900 Memphis, Tennessee 38119	64,646,501	(2)	17.2
Stephen F. Bollenbach	10,040,000	(3)	2.6
A. Steven Crown	3,707,500	(3)(4)	*
Peter M. George	8,000	(3)	*
Dieter Huckestein	527,557	(3)	*
Robert L. Johnson	21,085	(3)	*
Benjamin V. Lambert	220,420	(3)(5)	*
David Michels	—		—
John H. Myers	—		—
John L. Notter	23,543	(3)(6)	*
Donna F. Tuttle	34,452	(3)(7)	*
Peter V. Ueberroth	1,141,065	(3)(8)	*
Sam D. Young	48,000	(3)	*
Matthew J. Hart	634,640	(3)(9)	*
Thomas L. Keltner	100,400	(3)(10)	*
Madeleine A. Kleiner	100,000	(3)	*
All directors and executive officers as a group (16 persons)	40,061,576	(11)	10.3

*
The common stock owned does not exceed 1% of the outstanding shares.

(1)
Consists of 16,516,584 shares owned by the William B. Hilton Trust and 6,938,330 shares owned by the Hilton Family Trust.

(2)
The amount of common stock owned by Southeastern Asset Management, Inc. is based upon information contained in an amended Schedule 13G filed by Southeastern with the Securities and Exchange Commission on February 13, 2003. According to this Schedule 13G, all of the reported shares of common stock are owned by investment advisory clients of Southeastern.

(3)
Includes options to acquire 10,000,000, 18,000, 8,000, 471,350, 18,000, 18,000, 14,000, 18,000, 16,000, 18,000, 612,350, 81,250 and 100,000 shares of common stock, exercisable within 60 days, held by Messrs. Bollenbach, Crown, George, Huckestein, Johnson, Lambert and Notter, Ms. Tuttle, Messrs. Ueberroth, Young, Hart and Keltner and Ms. Kleiner, respectively.

(4)
Mr. Crown is a partner of The Crown Fund, which owns 239,888 shares of common stock. The Arie and Ida Crown Memorial, of which Mr. Crown is a director, owns 894,272 shares of common stock. Pines Trailer Limited Partnership, the partners of which include a corporation of which Mr. Crown is a director, officer and shareholder and a partnership of which Mr. Crown is a partner, owns 600,000 shares of common stock. Areljay, L.P., the partners of which include a corporation of which Mr. Crown is a director, officer and shareholder and a trust of which Mr. Crown is a beneficiary, owns 1,935,340 shares of common stock. Mr. Crown disclaims beneficial ownership of the shares held by The Crown Fund, Arie and Ida Crown Memorial, Pines Trailer Limited Partnership and Areljay, L.P., except to the extent of his beneficial interest in the entities that own such shares. The shares beneficially owned by Mr. Crown also include 10,000 shares owned by his spouse.

(5)
Includes 1,000 shares owned directly by Mr. Lambert's spouse.

(6)
Includes 1,000 shares owned directly by Mr. Notter's spouse.

(7)
Includes 784 shares owned in trust for Ms. Tuttle's children.

(8)
Includes 831,650 shares owned by the Ueberroth Family Trust, 111,035 shares owned by the Ueberroth Family Foundation and 182,380 shares owned by the Ueberroth Investment Trust.

(9)
Includes 5,000 shares owned jointly by Mr. Hart and his spouse and 3,000 shares owned by Mr. Hart's children.

(10)
Includes 13,890 shares attributable to Mr. Keltner's interest in the Promus Hotel Corporation 401(k) Retirement Plan.

(11)
Includes 11,392,950 shares issuable upon exercise of stock options granted to executive officers and directors, exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's reporting officers and directors, and persons who beneficially own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the Company's review of the reports filed with the SEC and written representations from reporting persons, the Company believes that all of its reporting officers, directors and greater than 10% beneficial owners filed the reports on time in 2002.

PROPOSAL 1
ELECTION OF DIRECTORS

Nomination Process

        The Company's By-Laws provide that the number of directors shall be not less than ten nor more than 20, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board has fixed the number of directors at 13. The Board is divided into three classes of directors. One class is elected at each annual meeting to serve a term of three years.

        At the meeting, the terms of four directors are expiring. Those directors nominated for election at the meeting will hold office for a three-year term expiring in 2006. Other directors are not up for election this year and will continue in office for the remainder of their terms as set forth in the table below.

        Nominations for directors are made by the Board of Directors, based on recommendations made by the Corporate Governance and Nominating Committee, not less than 30 days prior to the date of the meeting at which directors are scheduled to be elected.

        Notice of proposed stockholder nominations for election of directors must be given to the Corporate Governance and Nominating Committee not less than 60 days prior to the meeting at which directors are to be elected. This notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of common stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee.

        In the event that a designated nominee is unable or unwilling to stand for election at the meeting, proxy holders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

        The Board of Directors has nominated, and it is the intention of the persons named in the enclosed proxy to vote for the election of, the four nominees named below. Each of the four nominees has consented to serve as a director if elected. Each of the nominees has previously been elected by the Company's stockholders.

Nominees and Continuing Directors

        The table below sets forth information with respect to the persons nominated for election to the Board and the continuing directors. Unless otherwise indicated in the table, each such person has engaged in his or her principal occupation since at least January 1998. The principal occupations of nominees and continuing directors include employment with the Company or its subsidiaries and affiliates only when indicated in the following table. None of the nominees or continuing directors are related to each other or to any of the Company's executive officers.

Name, Principal Occupation and Other Directorships	Age	Term to Expire at Annual Meeting In	Year Service Commenced
NOMINEES:
Peter M. George Senior Vice President/Managing Director International Group of Park Place Entertainment Corporation since October 2001. He formerly served as Vice Chairman and Group Chief Executive of Hilton Group plc until June 2000. He is a director of Magna Entertainment Corp., a gaming and real estate company, and U.S. Airways Group, Inc. Mr. George is a citizen of the United Kingdom.	59	2006	1997
Barron Hilton Chairman of the Board of Hilton Hotels Corporation. He is a director of Park Place Entertainment Corporation.	75	2006	1965
Robert L. Johnson Chairman and Chief Executive Officer of BET Holdings, Inc., a diversified media holding company which owns Black Entertainment Television. In 2002, Mr. Johnson was awarded an expansion franchise in Charlotte, North Carolina by the National Basketball Association. He is a director of General Mills Inc., Strayer Education, Inc., an education services company, and U.S. Airways Group, Inc.	56	2006	1994
Sam D. Young Chairman of Trans West Enterprises, Inc., an investment company.	73	2006	1975
CONTINUING DIRECTORS:
Stephen F. Bollenbach(1) President and Chief Executive Officer of Hilton Hotels Corporation. Mr. Bollenbach has also served as Chairman of the Board of Park Place Entertainment Corporation since January 1999. He is a director of Catellus Development Corporation, Hilton Group plc, Park Place Entertainment Corporation and AOL Time Warner Inc.	60	2005	1996
A. Steven Crown General Partner of Henry Crown and Company (Not Incorporated), a company which includes diversified investments and real estate ventures. He is a director of Park Place Entertainment Corporation.	51	2004	1992
Dieter Huckestein Executive Vice President of Hilton Hotels Corporation and President — Hotel Division until March 2001 and, thereafter, Executive Vice President of Hilton Hotels Corporation and President — Hotel Operations Owned and Managed.	59	2005	1995
Benjamin V. Lambert Chairman and Chief Executive Officer of Eastdil Realty Company, L.L.C., real estate investment bankers.	64	2005	1976

David Michels(1) Chief Executive Officer of Stakis plc, a European hotel company, until April 1999, Chief Executive of Hilton International Co. until June 2000 and, thereafter, Group Chief Executive of Hilton Group plc. He is a director of The British Land Company plc and Hilton Group plc. Mr. Michels is a citizen of the United Kingdom.	56	2004	2000
John H. Myers(2) President and Chief Executive Officer of GE Asset Management Incorporated. Mr. Myers also serves as a trustee of the General Electric Pension Trust and as a Vice President of General Electric Company. He is a director of GE Capital Services, Inc. and the Pebble Beach Company, a golf management company. Mr. Myers is also a member of the Advisory Committee of Warburg Pincus, an investment advisor, a member of the Pension Managers Advisory Committee of the New York Stock Exchange and a trustee of Wagner College.	57	2004	2000
John L. Notter Chairman of the Board of Swiss American Investment Corp., an investment firm, and Chairman of the Board and President of Westlake Properties, Inc., a hotel and real estate development company. He formerly served as Chairman of the Board of Princess Hotels, American-Hawaiian Steamship Company and the Ludwig Institute for Cancer Research, as President of Universe Tankships, Inc. and as a director of Credit Suisse First Boston.	68	2005	1999
Donna F. Tuttle Partner of Elmore/Tuttle Sports Group, a company specializing in minor league sports franchises, management facilities and concessions, and President of Korn Tuttle Capital Group, a financial consulting and investments firm. She is a director of the California Chamber of Commerce and the NCAA.	55	2004	1992
Peter V. Ueberroth(2)
Managing Director of Contrarian Group, Inc., a business management company. He has also served as Owner and Co-Chairman of the Pebble Beach Company since July 1999. Mr. Ueberroth served as Co-Chairman of the Board of Doubletree Corporation until December 1997, when the company merged with Promus Hotel Corporation. Mr. Ueberroth previously served as Commissioner of Major League Baseball and as President and Chief Executive Officer of the Los Angeles Olympic Organizing Committee for the 1984 Los Angeles Olympic Games. He is Chairman of Ambassadors International Inc., a travel services company, and a director of the Coca-Cola Company and McLeod USA, Incorporated.	65	2005	2000

(1)
The Company has entered into agreements with Hilton Group plc, whose wholly owned subsidiary, Hilton International Co., owns the rights to the Hilton name outside the United States. The agreements provide for, among other things, reunification of the Hilton brand worldwide through a strategic alliance between the companies. Pursuant to the alliance, Mr. Bollenbach is a member of

  Hilton Group plc's Board of Directors and Mr. Michels is a member of the Company's Board of Directors. The alliance agreements provide that the Company and Hilton Group plc may at any time change their respective designee for the other party's Board of Directors.

(2)
Pursuant to the merger agreement, dated as of September 3, 1999, as amended, providing for the Company's acquisition of Promus Hotel Corporation, the Company agreed to appoint two Promus directors to its Board of Directors. On January 13, 2000, the Board of Directors appointed Messrs. Myers and Ueberroth, former members of the Promus board of directors, as directors of the Company.

Information Concerning the Board of Directors and Certain Committees

        Among the Committees created by the Board of Directors are the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Diversity Committee. A brief description of each of these Committees follows:

  Audit Committee

        The members of the Audit Committee are John L. Notter (Chair), A. Steven Crown, John H. Myers and Sam D. Young. All members of the Audit Committee are "independent" within the meaning of the current New York Stock Exchange listing standards. The functions of the Audit Committee include the following:

  •
  reviewing the independence of the independent auditors and engaging and discharging the independent auditors;

  •
  reviewing with the independent auditors and internal auditors the plans and results of their respective audits;

  •
  pre-approving non-audit services provided by the independent auditors and the range of audit and non-audit fees;

  •
  reviewing and discussing with management and the independent auditors the effectiveness of the Company's system of internal controls;

  •
  reviewing and discussing with management and the independent auditors the Company's financial statements and reports filed with the SEC and other public releases of financial information;

  •
  establishing procedures for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and the treatment of such submissions; and

  •
  providing policy oversight of the Company's legal and ethical compliance programs.

  Compensation Committee

        The members of the Compensation Committee are A. Steven Crown (Chair), John L. Notter and Peter V. Ueberroth. The functions of the Compensation Committee include the following:

  •
  reviewing and establishing employment and compensation practices and policies of the Company, including those relating to senior officers and the Chief Executive Officer;

  •
  approving procedures for the administration of such practices and policies, including salary, bonus and fringe benefit programs;

  •
  administering the Company's 1984 Stock Option and Stock Appreciation Rights Plan, 1990 Stock Option and Stock Appreciation Rights Plan, 1996 Stock Incentive Plan, 1996 Chief Executive

    Stock Incentive Plan (collectively, the "Stock Option Plans") and Supplemental Retirement and Retention Plan, including the granting of options and units thereunder, respectively, and administering the Company's other compensation plans to the extent specified in such plans or designated by the Board; and

  •
  approving titles and appointments of corporate officers.

  Corporate Governance and Nominating Committee

        The members of the Corporate Governance and Nominating Committee are Donna F. Tuttle (Chair), A. Steven Crown, Benjamin V. Lambert, John L. Notter and Peter V. Ueberroth. The functions of the Corporate Governance and Nominating Committee include the following:

  •
  recommending nominees to the Board of Directors to fill vacancies on the Board;

  •
  reviewing on a continuing basis, and at least once a year, the structure of the Board to assure its continuity and to assure that the proper skills and experience are represented on the Board;

  •
  reviewing any potential conflicts of Board members whenever a prospective Board member is being considered for election to the Board;

  •
  recommending to the Board the directors to serve on the various Board Committees;

  •
  developing and implementing corporate governance guidelines for the Company; and

  •
  overseeing the Board's self-evaluation process.

        See "Election of Directors—Nomination Process" for a description of the process for submitting nominations for the election of directors to the Corporate Governance and Nominating Committee.

  Diversity Committee

        The members of the Diversity Committee are Robert L. Johnson (Chair), Stephen F. Bollenbach, Peter M. George, Dieter Huckestein and Donna F. Tuttle. The functions of the Diversity Committee include the following:

  •
  developing and implementing policies and programs oriented specifically toward assuring equality of opportunity in all facets of the Company's business;

  •
  encouraging opportunities to increase the diversity of the Company's workforce, including the number of persons in management level positions with the Company who are qualified females and/or ethnic minorities; and

  •
  supervising the Company's efforts to increase its business ties to female and minority-owned suppliers and service providers.

  2002 Meetings

        The Company's Board of Directors and Committees thereof had the following number of meetings during 2002:

  •
  Board of Directors (6);

  •
  Audit Committee (5);

  •
  Compensation Committee (5);

  •
  Corporate Governance and Nominating Committee (2); and

  •
  Diversity Committee (4).

        Each director attended 75% or more of the aggregate number of meetings of the Board and the Committees on which he or she served.

  Board Fees

        Each director who is not also an officer of the Company is paid an annual fee of $40,000. In addition, each director receives $1,000 for each meeting of the Board of Directors attended and $750 (except the Chair of a Committee receives $1,000) for each meeting of a Committee attended. The Company's directors also receive, with certain exceptions, complimentary rooms and a 25% discount on food and beverage when traveling to Company owned or managed properties for non-Company related business.

  Directors' Stock and Deferred Retainer Plan

        The Company has adopted the Directors' Stock and Deferred Retainer Plan, which provides non-employee directors the right to elect to receive their annual retainer fee in the form of (i) cash; (ii) the Company's common stock payable on a quarterly basis; or (iii) deferred units that are payable in shares of the Company's common stock subsequent to a director's retirement from the Board of Directors. As of December 31, 2002, the following directors held the indicated number of deferred units under the Directors' Stock and Deferred Retainer Plan: Mr. Crown—3,085; Mr. George—3,085; Mr. Lambert—1,665; and Mr. Notter—1,543.

  Independent Director Stock Option Plan

        On May 7, 1998, the Company's stockholders approved the 1997 Independent Director Stock Option Plan. The 1997 Plan provides that each independent (non-employee) director of the Company receives an annual grant of stock options, which commenced on July 16, 1997. Each option is exercisable immediately upon grant. In 2002, each of the following independent directors were granted 4,000 stock options under the 1997 Plan: Messrs. Crown, George, Johnson, Lambert, Notter, Ueberroth and Young, and Ms. Tuttle. The 1997 Plan is administered by the full Board of Directors, acting by a majority of its members, and expires on July 31, 2007. See "Security Ownership of Certain Beneficial Owners and Executive Officers."

  Directors' Retirement Benefit Plan

        Certain of the Company's directors have accrued benefits under the Directors' Retirement Benefit Plan. In 1997, the Company amended this Plan to cease the accrual of benefits thereunder and to convert each director's vested interest in the Plan into phantom stock units which will be paid in cash upon the director's retirement.

Compensation Committee Interlocks and Insider Participation

        During 2002, A. Steven Crown, John L. Notter, Judy L. Shelton and Peter V. Ueberroth served as members of the Compensation Committee of the Board of Directors. In May 2002, Ms. Shelton resigned from the Board and all Committees on which she served to pursue personal interests. None of the persons who served as members of the Compensation Committee during 2002 is or has been an officer or employee of the Company or any of its subsidiaries.

Certain Relationships and Related Transactions

        In 2000 and 2001, the Company sold seven Homewood Suites by Hilton properties to RLJ Development, LLC ("RLJ") for approximately $95 million. The Company has entered into 15-year franchise and management agreements with RLJ which provide for the management of these seven properties by the Company on terms substantially similar to such agreements entered into by the

Company with unaffiliated third parties. During 2002, the Company received $3,887,620 in management, franchise and system fees from RLJ relating to these seven properties and two additional Company-branded properties franchised by RLJ. Robert L. Johnson, a director of the Company, is the Chairman and Chief Executive Officer of RLJ.

        During 2002, the Company sold approximately $119 million of notes receivable originated by our timeshare business to a wholly owned subsidiary of General Electric Company ("GE"). The purchaser of the notes receivable was selected through a competitive bidding process. The Company also manages nine Doubletree hotels which are owned, directly or indirectly, by General Electric Pension Trust and subsidiaries thereof (collectively, "GEPT"). In 2002, the Company received a total of $11,303,116 in management and system fees from the owners of these nine hotel properties. In addition, two of these nine hotels are leased by entities that are owned 80% by the Company and 20% by GEPT. In 2002, the lessees under these two leases paid the GEPT entities owning the hotels a total of $4,125,679 in lease payments. John H. Myers, a director of the Company, is the President and Chief Executive Officer of GE Asset Management Incorporated, a trustee of GEPT, a director of GE Capital Services, Inc. and a Vice President of GE. GE Asset Management Incorporated, GEPT and GE Capital Services, Inc. are subsidiaries of GE.

        During 2002, a joint venture that was 47.5% owned by the Company paid $287,084 in legal fees to the law firm of Arnold & Porter, of which Ms. Kleiner's husband is a partner with a less than 1% partnership interest.

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such Report by reference therein.

Audit Committee Report

        The Company's Board of Directors has adopted a written charter for the Audit Committee. As part of its ongoing activities, which are described above under "Information Concerning the Board of Directors and Certain Committees—Audit Committee," the Audit Committee has:

  •
  Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002;

  •
  Discussed with Ernst & Young LLP, the Company's independent auditors for fiscal 2002, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

  •
  Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors their independence.

        The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. It is not the duty of the Audit Committee to prepare the Company's financial statements or to conduct audits. The Company's management is responsible for preparing the Company's financial statements. The independent auditors are responsible for auditing the financial statements and for reviewing the Company's unaudited interim financial statements.

        On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

        The Audit Committee has considered whether the provision of the services described below is compatible with maintaining the principal accountant's independence.

        All Audit Committee members have approved this report:

  John L. Notter (Chair)
  A. Steven Crown
  John H. Myers
  Sam D. Young

Audit Fee Summary

  Audit Fees

        The Company engaged Ernst & Young LLP to serve as our independent auditors in May 2002. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the Company's consolidated financial statements for the year ended December 31, 2002, equaled $1.0 million.

  Financial Information Systems Design and Implementation Fees

        There were no fees for professional services rendered by Ernst & Young LLP for the year ended December 31, 2002 for information technology services relating to financial information systems design and implementation.

  All Other Fees

        The aggregate fees billed for other professional services rendered by Ernst & Young LLP for the year ended December 31, 2002, other than the services described above under "Audit Fees," equaled $1.2 million, which consist of audit-related fees of $0.4 million and other fees of $0.8 million. Audit-related fees include audits of subsidiaries, benefit plan audits, comfort letters and consents and other audit services. Other fees primarily consist of consultations on energy saving opportunities at hotel properties.

EXECUTIVE COMPENSATION

        The following table discloses compensation earned by or paid to the Company's Named Officers for services rendered to the Company for the three years ended December 31, 2002.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
							Restricted Stock Awards ($)(3)	Securities Underlying Options/SARS (#)(4)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)		Other Annual Compensation ($)				All Other Compensation ($)(5)
Stephen F. Bollenbach President and Chief Executive Officer	2002 2001 2000	1,000,000 1,000,000 928,141	1,000,000 900,000 1,800,000	(6) (6) (6)	115,801 — —	(7)	— — 4,637,500	— — —	102,011 205,245 222,010	(8) (8)
Matthew J. Hart Executive Vice President and Chief Financial Officer	2002 2001 2000	608,400 606,450 579,114	319,410 334,620 409,500		— — —		— — 2,901,741	125,000 — 200,000	54,484 57,598 50,621
Dieter Huckestein Executive Vice President and President—Hotel Operations Owned and Managed	2002 2001 2000	468,312 466,811 448,858	245,864 257,572 315,210		— — —		— — 2,333,100	100,000 — 125,000	30,749 30,141 43,525
Thomas L. Keltner Executive Vice President and President—Brand Performance and Franchise Development Group	2002 2001 2000	459,680 458,206 440,583	241,332 252,824 309,400		— — —		100,014 — 1,305,469	100,000 — 75,000	8,000 805,270 16,046	(9)
Madeleine A. Kleiner(1) Executive Vice President, General Counsel and Corporate Secretary	2002 2001 2000	400,000 384,872 —	210,000 220,000 —		— — —		639,900 — —	— — 200,000	18,517 — —

(1)
Ms. Kleiner joined the Company in January 2001 as Executive Vice President and General Counsel, and was elected Corporate Secretary in March 2001.

(2)
Awards of bonuses pursuant to the Company's Annual Bonus Plan are made by the Compensation Committee. All bonuses awarded pursuant to such Plan or otherwise, whether paid prior or subsequent to any fiscal year-end, are attributed in this table to the year in which they were earned.

(3)
Represents supplemental retirement benefit units ("Units") awarded to the Named Officers (other than Mr. Bollenbach) by the Company under its Supplemental Retirement and Retention Plan (the "SRRP"). The awards in 2000 were made on June 9, 2000, at the grant date closing price of $9.375 per share. The awards in 2002 were made on January 31, 2002, at the grant date closing price of $11.85 per share. Each grant of Units vests 25% per year over a four-year period and entitles the grantee to receive shares of the Company's common stock on a one-for-one basis upon retirement, with limited distribution available during employment. The SRRP also provides for an upward adjustment in the number of Units in a participant's account based upon dividends and distributions paid by the Company with respect to the underlying shares of common stock, from the date of grant. On March 9, 2000, the Company granted Mr. Bollenbach 700,000 Units pursuant to his employment agreement; the grant date closing price was $6.625 per share. The terms of the Units granted to Mr. Bollenbach are substantially similar to Units granted under the SRRP, except that Units granted to Mr. Bollenbach vest 20% per year over a five-year period. Based on the closing price of the Company's common stock on the New York Stock Exchange as of December 31, 2002 of $12.71 per share, the aggregate number and value of all Units credited to the account of the Named Officers on such date were as follows: Mr. Bollenbach—714,369 shares and $9,079,630; Mr. Hart—315,147 shares and $4,005,518; Mr. Huckestein—253,389 shares and $3,220,574; Mr. Keltner—150,275 shares and $1,909,995; and Ms. Kleiner—54,340 shares and $690,661. See "Retirement Plans—Supplemental Retirement and Retention Plan."

(4)
Although the Company's Stock Option Plans permit grants of stock appreciation rights, no such grants have been made.

(5)
Includes matching contributions made by the Company for the Named Officers under the Company's 401(k) Savings Plan and Executive Deferred Compensation Plan, which provide benefits to eligible employees, including the Named Officers. See "Retirement Plans—Other Benefit Plans."

(6)
The entire amount of these bonuses was deferred by Mr. Bollenbach. See "Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation."

(7)
Includes $55,956 applied to the purchase of a Company vehicle and $42,491 attributed to personal use of Company aircraft, pursuant to Mr. Bollenbach's employment agreement.

(8)
Includes $155,033 and $149,245, which represent the present dollar value in 2000 and 2001, respectively, of the cost to the Company of the premium paid on a life insurance policy on Mr. Bollenbach's life, projected on an actuarial basis over a 15-year term using an interest rate of 7.74%. There were no premiums required to be paid on the life insurance policy in 2002. See Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation."

(9)
Includes $783,000 paid by the Company to Mr. Keltner in connection with claims relating to certain Promus Hotel Corporation stock options outstanding at the time of the Company's acquisition of Promus.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding option grants in 2002 to the Named Officers.

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value (2) $
Stephen F. Bollenbach	—	—	—	—	—
Matthew J. Hart	125,000	1.67	11.85	1/31/12	545,863
Dieter Huckestein	100,000	1.34	11.85	1/31/12	436,690
Thomas L. Keltner	100,000	1.34	11.85	1/31/12	436,690
Madeleine A. Kleiner	—	—	—	—	—

(1)
The options listed were granted pursuant to the 1996 Stock Incentive Plan. The option exercise prices are at fair market value when granted. The options have a ten-year term and vest over four years.

(2)
The Black-Scholes option pricing model was used to estimate the present value of the options at date of grant. The following assumptions were used in this table: a risk-free interest rate of 4.6%, a five-year option term, a 1% dividend yield and a 34% expected volatility rate. There is no assurance that the actual values realized, if any, by the Named Officers will approximate the values estimated by the Black-Scholes Model.

Option Exercises and Values for 2002

        The following table sets forth information with respect to the exercised and unexercised options to purchase common stock granted under the Company's Stock Option Plans to the Named Officers, and held by them at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Options at Fiscal Year-End		Value of Unexercised In- The-Money Options at Fiscal Fiscal Year-End(1)
	Number of Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen F. Bollenbach	—	—	10,000,000	2,000,000	$4,967,340	—
Matthew J. Hart	—	—	502,350	253,750	$349,125	$456,625
Dieter Huckestein	—	—	390,100	187,500	$548,558	$304,203
Thomas L. Keltner	—	—	37,500	137,500	$130,922	$216,922
Madeleine A. Kleiner	—	—	100,000	100,000	$289,750	$289,750

(1)
Based on the fair market value of $12.71, which represents the closing price of the Company's common stock on the NYSE on December 31, 2002.

        The following Compensation Committee Report on Executive Compensation and Stockholder Return Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such Report and Graph by reference therein.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Company's Compensation Committee (the "Committee") establishes and monitors policies and procedures regarding compensation programs. The Committee also approves actions associated with these programs affecting the Named Officers and other senior officers of the Company (the "Executive Group").

        The Company's executive compensation program is designed to closely link executive compensation to:

  •
  specific earnings goal achievement for the Company and its business units;

  •
  common stock price appreciation; and

  •
  individual goal achievement.

        This direct link between pay and performance focuses executives on factors that drive the Company's financial success and create incremental stockholder value.

        Key components of the Company's executive compensation program include:

  •
  base salary;

  •
  annual performance bonus; and

  •
  long term incentive compensation (consisting solely of stock options and supplemental retirement benefit units).

        The Committee targets total compensation (i.e., the sum of base salary, annual performance bonus, grants of stock options and supplemental retirement benefit units and other benefits) at a level comparable to a "competitive market." During 2002, the competitive market consisted of large publicly-traded hotel companies as well as selected Fortune 500 service firms comparable in size to the Company. The Committee uses a broad comparison of this type to reflect the marketplace in which the Company competes for executive talent.

        The Committee seeks to attract, retain and motivate employees by providing target compensation at a level comparable to the competitive market described above. Actual total compensation paid to the Executive Group may exceed or fall below competitive levels, both annually and over time, based on various factors including:

  •
  the Company's financial performance;

  •
  the Company's common stock performance;

  •
  performance of the executive's area of responsibility;

  •
  individual executive performance;

  •
  the executive's experience in his or her role; and

  •
  the executive's length of service with the Company.

        The Company establishes target total compensation levels by periodically reviewing market compensation data prepared by independent compensation consultants. The Committee believes 2002 total compensation provided to the Executive Group is comparable with target total pay for the competitive market.

Base Salary

        None of the Named Officers received annual salary increases in 2002.

Annual Bonus Plan

        Bonus plan participants are assigned maximum formula-based award opportunities expressed as a percentage of base salary. The formula-based award opportunities consist of three components relating to: (i) the Company's earnings per share ("EPS"), (ii) individual performance and (iii) diversity initiatives. The maximum EPS-based award opportunity ranged up to 31% of base salary for executives (other than Mr. Bollenbach), depending on the executive's role. The maximum individual performance and diversity-based award opportunities ranged up to 41% and 4%, respectively, of base salary for executives (other than Mr. Bollenbach), depending on the executive's role.

        The EPS-based award amount depends upon the Company's achievement relative to objectives established by the Committee at the beginning of each performance period for the Company's EPS. EPS was selected as the performance measure since the Committee believes that growth in EPS is a good indicator of long term stockholder value. In addition to EPS-based formula awards, bonus plan participants may also receive individual performance and diversity-based awards. The individual performance awards are based on a variety of factors, including individual and business unit performance measures. The diversity awards are based on community involvement, participation in the Company's mentoring program and support of the Company's affirmative action program.

        During 2002, the Company achieved an EPS level that resulted in EPS-based bonuses at the 6% level for senior officers and the 7.5% level for executive officers (other than Mr. Bollenbach), after adjusting for nonrecurring items. The Committee approved individual performance-based awards up to the 36.5% level for senior officers and up to the 41% level for executive officers (other than Mr. Bollenbach). The Committee also approved diversity-based awards up to the 3.5% level for senior officers and up to the 4% level for executive officers (other than Mr. Bollenbach).

Long Term Incentive Program

        The Company's long term incentive program consists of grants of stock options and supplemental retirement benefit units at the discretion of the Committee.

        Stock options are an integral part of an executive's compensation package since the value of stock options is directly tied to the Company's stock price. The financial interests of option holders and stockholders are thus closely aligned. Exercise prices are generally equal to the fair market value of the Company's common stock on the grant date. The ability to exercise options is subject to vesting restrictions determined by the Committee in order to encourage retention.

        In June 2000, the Board of Directors adopted a Supplemental Retirement and Retention Plan ("SRRP") and the Committee awarded grants thereunder. See "Retirement Plans—Supplemental Retirement and Retention Plan" for a description of the SRRP. Grants of supplemental retirement benefit units under the SRRP are subject to vesting restrictions in order to encourage retention. As is the case with stock option grants, the value of supplemental retirement benefit units granted under the SRRP is directly tied to the Company's stock price, thereby ensuring that the financial interests of grantees and stockholders are closely aligned.

        The timing and size of grants of stock options and supplemental retirement benefit units are based upon:

  •
  Company performance;

  •
  individual performance;

  •
  "competitive market" practices; and

  •
  grant size in prior years.

        The weighting of these factors varies and is subjective. The Company awarded an aggregate of 325,000 stock options and 62,440 supplemental retirement benefit units to the Named Officers during 2002. See "Executive Compensation—Summary Compensation Table" and "—Option Grants in Last Fiscal Year."

Chief Executive Officer Compensation

        The Company hired Mr. Bollenbach as President and Chief Executive Officer in February 1996 and entered into an employment agreement with him at that time. As a result of the spin-off of the Company's gaming operations through the distribution to the Company's stockholders of shares of Park Place Entertainment Corporation, the Company renegotiated Mr. Bollenbach's employment agreement effective December 31, 1998. In connection with the Company's acquisition of Promus Hotel Corporation, the Company negotiated certain additional changes to Mr. Bollenbach's employment agreement as of March 9, 2000.

        In May 2002, the Committee approved an amendment to Mr. Bollenbach's employment agreement (as amended, the "Employment Agreement") to provide for continuity in the Company's management and to ensure that the Company continues to receive the benefits of Mr. Bollenbach's leadership and expertise after his eventual retirement as President and Chief Executive Officer. The Committee believes this was warranted in light of the strong leadership Mr. Bollenbach provided to the Company after the September 11, 2001 terrorist attacks. This amendment provides that, if Mr. Bollenbach fulfills the conditions of his Employment Agreement and retires from his current position as President and Chief Executive Officer of the Company on July 1, 2005, the expiration of the term of his current Employment Agreement, Mr. Bollenbach would continue to provide service to the Company as a consultant for an additional five-year period, at an annual fee of $500,000 and would be provided with office space and secretarial support during such period. The Company's obligation to pay Mr. Bollenbach during the consulting period would be conditioned upon Mr. Bollenbach not breaching certain covenants contained in his Employment Agreement, including certain non-compete provisions.

        The Committee reviewed market compensation information prepared by independent compensation consultants to ensure that Mr. Bollenbach's compensation is comparable with that of the chief executive officers of competitive companies. The Employment Agreement establishes a minimum annual base salary of $1,000,000 and targets an annual bonus opportunity of 100% of base salary, with a maximum bonus opportunity of 200% of base salary. Mr. Bollenbach's bonus opportunity consists of three components: EPS, individual performance and diversity initiatives. To the extent that Mr. Bollenbach's total compensation (salary and bonus) in any year exceeds $1,000,000, the excess amount will be deferred and paid to Mr. Bollenbach when the Company is no longer subject to the Federal income tax deduction limits imposed by Section 162(m) of the Internal Revenue Code discussed below.

        During 2002, the Company achieved an EPS level that resulted in an EPS-based bonus of $150,000 for Mr. Bollenbach. After consideration of Mr. Bollenbach's individual performance goal achievement, the Committee awarded an individual performance and diversity-based bonus to Mr. Bollenbach for 2002 of $850,000. Mr. Bollenbach's total bonus of $1,000,000, when added to his 2002 salary of

$1,000,000, totals $2,000,000. Pursuant to the Employment Agreement, the entire bonus amount was deferred.

        On December 31, 1998, upon completion of the Park Place spin-off and pursuant to Mr. Bollenbach's then existing employment agreement, Mr. Bollenbach was granted 4,000,000 stock options under the Company's 1996 Stock Incentive Plan. The options carry a ten-year term, have an exercise price equal to $13.625 (the fair market value of the Company's common stock on the grant date) and vested in four equal annual installments. Also on December 31, 1998, Mr. Bollenbach was granted 2,000,000 additional stock options under the Company's 1996 Stock Incentive Plan that have an exercise price of $27.52676, which is equal to 150% of the Company's common stock closing price on the date such grant was approved (July 9, 1998) and approximately 200% of the closing price on the date of actual grant, ratably reduced to reflect the Company's spin-off of Park Place. These options vest and become fully exercisable on September 30, 2008, except as provided in the following sentence. If the closing price of the Company's common stock equals or exceeds $36.70234 on each of any seven consecutive trading days prior to December 31, 2003, these options become immediately vested and exercisable. To the extent not already vested, the 6,000,000 options granted to Mr. Bollenbach on December 31, 1998 will become fully vested and exercisable upon a change of control of the Company; provided, however, that the accelerated vesting and exercisability upon a change of control of the 2,000,000 share grant is conditioned upon Mr. Bollenbach not breaching certain covenants contained in his Employment Agreement. For additional information, see "Change of Control Agreements." No options were granted to Mr. Bollenbach in 2002.

        Pursuant to the then existing employment agreement, in 1996 the Company granted Mr. Bollenbach 1,500,000 stock options (now 6,000,000 options after adjusting for the Company's 4 for 1 stock split in September 1996) under the 1996 Chief Executive Stock Incentive Plan. The options originally carried a five-year maximum term, have an exercise price of $11.88211, which is equal to the fair market value of the Company's common stock on the date of grant (as adjusted for the stock split and the Park Place spin-off), and vested in four equal annual installments. On September 15, 1999, the Committee extended the termination date for exercise of these options until July 1, 2005 to coincide with the term of Mr. Bollenbach's Employment Agreement.

        The Employment Agreement provides Mr. Bollenbach with a $10,000,000 face amount, last to die, variable life insurance policy on the life of Mr. Bollenbach and his spouse (the "Supplemental Policy"). The Supplemental Policy provides for the Company to pay annual premiums at standard underwriting rates for the period ending upon the earlier of (i) July 1, 2005 and (ii) Mr. Bollenbach's termination of employment with the Company for any reason. The Supplemental Policy also permits the Company to withdraw from the cash surrender value of the policy, on July 1, 2015, an amount equal to all premiums paid to carry the Supplemental Policy. The Employment Agreement also provides Mr. Bollenbach with a death benefit of $3,000,000 if he dies on or prior to June 30, 2003; provided, however, that such death benefit will be reduced by $1,000,000 on June 30 of each year thereafter and no such benefit will be paid if Mr. Bollenbach dies at any time after June 30, 2005.

        The Employment Agreement also provides Mr. Bollenbach with a supplemental retirement benefit since Mr. Bollenbach received only minimal benefits under the Company's Retirement Plan, Retirement Benefit Replacement Plan and Supplemental Executive Retirement Plan. See "Retirement Plans" below. The supplemental retirement benefit is projected to provide Mr. Bollenbach with a pension for his life and that of his surviving spouse equal to 25% of his total cash compensation (base salary and bonus) if he continues to be employed by the Company through July 1, 2005. This supplemental retirement benefit is earned 20% for each year Mr. Bollenbach is employed through June 30, 2005 unless his employment is terminated following a change of control of the Company, in which case he will be deemed to have three additional years of service. In order to further align Mr. Bollenbach's economic interest with that of the stockholders of the Company and to fix the Company's exposure for financial accounting purposes, the actual value of the supplemental retirement benefit is tied to the value of the Company's common stock. The Company's independent actuarial consultant determined that the present value of the projected pension on the date of the March 9, 2000 amendment to the employment agreement equaled 700,000 shares of the Company's common stock, and the value of Mr. Bollenbach's retirement benefit will be payable solely in such shares, plus any dividends or distributions paid by the Company on the underlying shares of common stock, upon retirement. To the extent the value of such shares of the Company's common stock increases or decreases, the retirement benefit will also increase or decrease.

        Mr. Bollenbach's Employment Agreement also contains provisions relating to a change of control of the Company which are substantially similar to the terms of the Change of Control Agreements entered into between the Company and its other executive officers. See "Change of Control Agreements" below.

        The employment agreement and amendments thereto have resulted from arms length negotiations between the Company and Mr. Bollenbach. The Committee believes that the compensation provisions contained in the employment agreement and amendments were necessary to secure Mr. Bollenbach's employment and are in the best interests of the Company and its stockholders.

Committee Policy Regarding Compliance with Section 162(m) of the Internal Revenue Code

        Federal income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1,000,000 in any year. Under Section 162(m) of the Internal Revenue Code, the deduction limit does not apply to "performance based" payments. "Performance based" compensation payments must be made from a plan administered by a committee of outside directors and be based upon achieving objective performance goals. Additionally, the material plan terms must be approved by stockholders and the committee must certify that the performance goals were achieved before payments are awarded.

        The Committee administers the Company's compensation programs to conform with Section 162(m) so that the total compensation paid to any employee will not exceed $1,000,000 in any one year, unless payments in excess of $1,000,000 qualify as "performance based," are deferred or are required for sound management. The Company's Supplemental Retirement and Retention Plan gives participants the right to elect to receive a distribution of common stock under limited circumstances during their employment, which could result in total annual compensation received by an executive officer exceeding the $1,000,000 deduction limit under Section 162(m). To date, none of the Company's executive officers have made such election under the Supplemental Retirement and Retention Plan or received compensation that exceeds the deduction limit under Section 162(m).

        All Compensation Committee members have approved this report:

  A. Steven Crown (Chair)
  John L. Notter
  Peter V. Ueberroth

STOCKHOLDER RETURN PERFORMANCE GRAPH

        The graph below shows the cumulative total stockholder return for the five years ended December 31, 2002, assuming the investment of $100 on December 31, 1997 (and the reinvestment of dividends and common stock equivalents) in each of the Company's common stock, the S&P 500 Stock Index and the S&P Hotels, Resorts and Cruise Lines Index.

Comparison of Five-Year Cumulative Total Return of
the Company, S&P 500 Stock Index and S&P Hotels, Resorts and Cruise Lines Index

	12/97	12/98	12/99	12/00	12/01	12/02
Hilton Hotels Corporation(1)	$100	$65	$47	$52	$55	$64
S&P 500 Stock Index	$100	$129	$156	$141	$125	$97
S&P Hotels, Resorts and Cruise Lines Index	$100	$81	$81	$66	$62	$55

(1)
On December 31, 1998, the Company spun-off its gaming operations through the distribution to its stockholders of shares of Park Place Entertainment Corporation common stock. Amounts shown in the table reflect the Company's combined hotel and gaming business through December 31, 1998. The amounts shown for 1999 through 2002 reflect the Company subsequent to the Park Place spin-off as if the value of Park Place common stock distributed to the Company's stockholders on December 31, 1998 was reinvested in the Company's common stock on such date.

RETIREMENT PLANS

Benefits Under Retirement Plans

        Effective December 31, 1996, the Company amended its Retirement Plan, Retirement Benefit Replacement Plan and Supplemental Executive Retirement Plan (collectively, the "Retirement Plans") to provide that employees earn no further benefits under the Retirement Plans. Accordingly, the benefits under the Retirement Plans were based upon compensation and years of service through December 31, 1996. The compensation covered by the Retirement Plans included a participant's salary, bonus and live-in allowance (if any). Benefits under the Retirement Plan and the Retirement Benefit Replacement Plan were determined according to the highest five consecutive years of compensation through December 31, 1996. Benefits under the Supplemental Executive Retirement Plan were based upon the highest three years of compensation. Compensation above $800,000 paid in any year after 1993 was not included in calculating benefits under the Retirement Plans.

        Until April 1, 1994, the Supplemental Executive Retirement Plan and the Retirement Benefit Replacement Plan provided that the present value of a participant's benefit would be transferred from time to time to a grantor trust established by such officer, along with additional amounts needed to equalize the trust account to the after-tax benefits which would have been provided in the absence of the trust. Such transfers will resume if a change of control of the Company occurs.

        Messrs. Bollenbach, Hart and Huckestein are the only Named Officers with any years of service or benefits under the Retirement Plans as of December 31, 2002. Messrs. Bollenbach and Hart each had less than one year of service under the Retirement Plans on December 31, 1996, which is the date that benefits ceased to accrue thereunder. Mr. Huckestein had 11 years of service under the Retirement Plans on such date. Messrs. Bollenbach and Hart have estimated annual benefits under the Retirement Plans at normal retirement age of approximately $17,000 and $10,000, respectively. Mr. Huckestein has estimated annual benefits under the Retirement Plans at normal retirement age of approximately $235,000, a portion of which has previously been paid to him under the grantor trust arrangement described in the prior paragraph.

Supplemental Retirement and Retention Plan

        Effective June 1, 2000, the Company adopted the Supplemental Retirement and Retention Plan (the "SRRP"). Under the SRRP, senior officers of the Company may be granted supplemental retirement benefit units ("Units"). The Units vest 25% per year over a four-year period and are payable in shares of the Company's common stock, on a one-for-one basis, upon the grantee's retirement, with limited distribution available during employment. The SRRP also provides for an upward adjustment in the number of Units in a participant's account based upon dividends and distributions paid by the Company with respect to the underlying shares of common stock, from the date of grant. Grants of Units to the Named Officers are set forth in the Summary Compensation Table under the caption "Restricted Stock." The Units will become immediately vested in the event of a change of control of the Company, as defined in the SRRP.

        Pursuant to his Employment Agreement with the Company, Mr. Bollenbach has been granted supplemental retirement benefit units substantially similar to the awards of Units under the SRRP. See "Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation."

Other Benefit Plans

        Effective January 1, 1997, the Company adopted an Executive Deferred Compensation Plan and amended its 401(k) Savings Plan with respect to matching contributions. The Executive Deferred Compensation Plan was subsequently amended and restated, effective January 1, 2000 (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan and the 401(k) Savings Plan, employees may elect to defer compensation which otherwise would have been paid to them. The Named Officers and other officers of the Company eligible to participate in the Deferred Compensation Plan may defer up to 100% of their compensation. Deferred Compensation Plan participants are eligible to receive from the Company a matching contribution of 50% of the first 10% of their deferred compensation in any year. Effective January 1, 2001, employees of the Company who participate in the 401(k) Savings Plan receive a matching contribution of 100% of the first 3%, and 50% of the next 2%, of their compensation contributed under the plan.

        Effective January 1, 1997, the Company adopted the Employee Stock Purchase Plan, under which employees may purchase shares of the Company's common stock at a 10% discount. The maximum investment which may be made by an employee under the Employee Stock Purchase Plan in any year is $25,000. Effective January 1, 2003, the Employee Stock Purchase Plan was suspended indefinitely.

CHANGE OF CONTROL AGREEMENTS

General

        The Company's Board of Directors has adopted a Change of Control Agreement ("Control Agreement") which has been entered into with the Executive Group, including Messrs. Hart, Huckestein and Keltner and Ms. Kleiner (collectively, the "Control Participants"). The Company has terminated Mr. Bollenbach's Control Agreement and incorporated similar provisions in his Employment Agreement with the Company. See "Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation."

Summary of Provisions

        Under the terms of the Control Agreement, upon the occurrence of a Change of Control (as defined below), the Company agrees to continue the employment of each Control Participant for a three-year period, or until the Control Participant's retirement if earlier (the "Employment Period"), in a position which is at least commensurate with the Control Participant's position prior to the Change of Control. The Company also agrees to provide the Control Participant with base salary, annual bonuses, incentive plan, retirement plan, welfare benefit plan, fringe benefits and other employment policy coverage which is at least equal to the coverage in effect prior to the Change of Control. Under the Control Agreement, each Control Participant will receive payments aggregating up to three times annual salary and bonus if, following a Change of Control, he or she is terminated without cause or terminates for good reason (including, but not limited to, the assignment to such Control Participant of duties inconsistent with his or her position at the time of the Change of Control). The Control Participant is also entitled to receive benefits under the Company's incentive, savings, retirement, welfare benefit and fringe benefit plans and policies during the remainder of the Employment Period.

        The Control Agreement continues for renewable three-year terms or until the Control Participant's normal retirement date, if earlier.

Definition of Change of Control

        Under the Control Agreement, a Change of Control with respect to the Company means:

    •
    (i) the acquisition, within the meaning of Section 13(d) and Rule 13d-1 of the Securities Exchange Act of 1934 (other than from the Company), by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Barron Hilton or the Conrad N. Hilton Fund), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the

      Company's then outstanding voting securities entitled to vote generally in the election of directors;

    •
    (ii) a majority of the membership of the incumbent Board of Directors changes other than in the ordinary course; or

    •
    (iii) there is a dissolution or liquidation of the Company, a sale of substantially all of its assets, or a reorganization, merger or consolidation in which the Company's stockholders do not own more than 60% of the combined voting power of the company resulting from such transaction.

Tax Payments

        If any payment, whether pursuant to the Control Agreement or otherwise (i.e., under Retirement or Stock Option Plans), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Control Participant shall be entitled to receive an additional payment in an amount such that after payment by the Control Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, he or she receives the same amount of compensation pursuant to the Control Agreement which he or she would have received in the absence of any such taxes.

Agreement Not To Compete

        Under the Control Agreement, each Control Participant has agreed that, for a period of one year after termination of employment with the Company, he or she will not be employed by, own, operate or otherwise be affiliated with a business actively competing with the Company, or hire the Company's employees, except with the prior written consent of the Company.

Confidentiality

        Under the Control Agreement, each Control Participant agrees to maintain the confidentiality of all secret or confidential information relating to the Company which the Control Participant obtained during his or her employment by the Company.

PROPOSAL 2
RATIFICATION OF SELECTION OF AUDITORS

        Ernst & Young LLP served as the Company's auditors for the year ended December 31, 2002. A representative of Ernst & Young is expected to attend the annual meeting where the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. Although the Company's Board of Directors is not required to submit its selection of auditors for stockholder approval, the Board has elected to seek ratification by stockholders at the annual meeting of its appointment of Ernst & Young to serve as the Company's auditors for 2003.

        Effective May 23, 2002, upon the recommendation of the Audit Committee, the Company's Board of Directors terminated the engagement of Arthur Andersen LLP as the Company's independent auditors and engaged Ernst & Young to serve as the Company's independent auditors for the year ended December 31, 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During each of the years ended December 31, 2000 and 2001 and through May 23, 2002, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During each of the years ended December 31, 2000 and 2001 and through May 23, 2002, the Company did not consult Ernst & Young with respect to any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        VOTE REQUIRED AND BOARD RECOMMENDATION. The affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal will be necessary for the adoption of Proposal 2. In the event that the Company's stockholders do not ratify the appointment of Ernst & Young, the Audit Committee may reconsider its recommendation of auditors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

2004 ANNUAL MEETING OF STOCKHOLDERS

        The 2004 Annual Meeting of Stockholders is presently scheduled to be held on May 20, 2004. Any proposals of stockholders intended to be presented at such meeting must be received by the Secretary of the Company no later than December 12, 2003, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the meeting. Stockholder nominations for election of directors must be duly submitted to the Secretary of the Company by March 22, 2004 in order to be eligible to be considered at the 2004 Annual Meeting of Stockholders.

        The enclosed proxy card offers the Company's stockholders the option to access the proxy statement, annual report and other materials relating to the 2004 Annual Meeting of Stockholders and other future stockholder meetings electronically via the internet. Stockholders who have already consented to receive such materials electronically do not need to consent again. A stockholder who consents to accessing such materials electronically may revoke such consent at any time. The Company will continue to distribute printed materials for future stockholder meetings to stockholders who do not consent to access such materials electronically. The Company encourages stockholders who can access such materials via the internet to indicate their consent on the proxy card, thereby saving the Company the cost of printing and mailing such materials for future stockholder meetings. Prior to the next stockholder meeting, the Company will notify consenting stockholders as to the procedures for accessing such materials via the internet.

HOUSEHOLDING

        The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement in the future, he or she may telephone toll free 1-800-542-1061 or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting ADP at the address set forth above, if they are record holders.

PROXY SOLICITATION

        The Company will pay the cost of preparing and mailing this proxy statement and form of proxy to its stockholders. The Company has retained D.F. King & Co., Inc. to request banks and brokers to forward copies of these materials to persons for whom they hold common stock and to request authority for execution of the proxies. The Company has agreed to pay D.F. King & Co., Inc. a fee of $6,500 for these services, plus out-of-pocket expenses and disbursements.

HILTON HOTELS CORPORATION	VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS AWEEK
TELEPHONE 1-866-564-2330	INTERNET https://www.proxyvotenow.com/hlt	MAIL

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, and follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.	If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.
CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING
1-866-564-2330 CALL TOLL FREE TO VOTE
\/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET \/

(Please sign, date and return this proxy card in the enclosed envelope.)	☒ Votes MUST be indicated (x) in Black or Blue ink.
This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all nominees listed in Item 1 and FOR Item 2.
1.	Election of the following nominees as directors:
	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
I consent to future access of the annual reports and proxy materials electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time. (No need to consent again if previously consented.) ☐
Nominees: (01) Peter M. George, (02) Barron Hilton, (03) Robert L. Johnson and (04) Sam D. Young.							I plan to attend the meeting. ☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions							In their discretion the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
		FOR	AGAINST	ABSTAIN
2.	The ratification of Ernst & Young LLP as the Company's auditors for 2003:	☐	☐	☐
S C A N L I N E
Date	Share Owner sign here	Co-Owner sign here

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.
Call toll free 1-866-564-2330 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call; or

2.
Vote by Internet by visiting the website at https://www.proxyvotenow.com/hlt and following the instructions on the reverse side; or

3.
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

        The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which the Company believes comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

PLEASE VOTE

HILTON HOTELS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Stephen F. Bollenbach and Madeleine A. Kleiner, or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of Common Stock of Hilton Hotels Corporation the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M., local time, on May 22, 2003, at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California 91202, or any adjournment thereof, as indicated upon the matters referred to on the reverse side and in their discretion upon any other matters which may properly come before the meeting.

        THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED UNDER ITEM 1 AND "FOR" THE RATIFICATION OF APPOINTMENT OF AUDITORS UNDER ITEM 2. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Comments / Address Change:

HILTON HOTELS CORPORATION
P.O. BOX 11394
NEW YORK, N.Y. 10203-0394

COMMENTS/ADDRESS CHANGE Please mark
this box if you have written comments/address
change on the reverse side ☐

QuickLinks

SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE GRAPH
RETIREMENT PLANS
CHANGE OF CONTROL AGREEMENTS
PROPOSAL 2 RATIFICATION OF SELECTION OF AUDITORS
2004 ANNUAL MEETING OF STOCKHOLDERS
HOUSEHOLDING
PROXY SOLICITATION